EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in its Registration Statements on Forms S-8 (Nos. 333-147149, 333-168800, 333-200375, and 333-202027) and Forms S-3 (Nos. 333-180290, 333-202024 and 333-207896) of Remark Media, Inc. of our report dated April 5, 2017 related to the consolidated financial statements as of December 31, 2016 and 2015, and for the years then ended, included in this Annual Report on Form 10-K.

/s/ Cherry Bekaert LLP

Atlanta, GA

April 5, 2017